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Exhibit 23.6

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

        We hereby consent to the incorporation by reference into this registration statement on Form S-3 (including any amendments thereto, each related prospectus, and any related prospectus supplement) of WildHorse Resource Development Corporation (the "Registration Statement") of our report, dated January 23, 2018, with respect to our audit of estimates of proved reserves and future net revenues as of December 31, 2017 for WildHorse Resource Development Corporation (the "Company"), which was included as Exhibit 99.1 to the Company's Annual Report on Form 10-K filed on March 12, 2018. We hereby further consent to the use of our name in the "Experts" section of each related prospectus, which constitutes a part of such Registration Statement.

Very truly yours,

/s/ W. TODD BROOKER W. Todd Brooker, P.E. President

Cawley, Gillespie & Associates
Texas Registered Engineering Firm F-693

Austin, Texas
June 7, 2018

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  Exhibit 23.6
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS